                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                DOVER CORPORATION

         Dover Corporation, a Delaware corporation (hereinafter called the "Corporation"), hereby CERTIFIES:

                  1. The name of the corporation is DOVER CORPORATION. The date of filing the original Certificate of Incorporation of the corporation with the Secretary of State was April 22, 1947. The corporation was originally incorporated under the name Rotary Equipment Company.

                  2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation as heretofore amended, supplemented or restated and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

                  3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as set forth in full:

         FIRST: The name of the corporation is DOVER CORPORATION.

         SECOND: The principal office of the corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware. The name of the resident agent in charge thereof is The Prentice-Hall Corporation Systems, Inc.

         THIRD: The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

                  (a) To manufacture, purchase or otherwise acquire, own, sell, assign, lease or otherwise transfer and convey, distribute, import, export and otherwise trade and deal in and with machines and machinery of all kinds including oil well supplies, mining machinery, harvesting machinery and all kinds of appliances, parts, accessories, supplies, attachments and equipment, instruments and devices of every kind and nature consisting or partly consisting of iron, steel, manganese, nickel, copper, coal, coke, lumber or other metals; to own, purchase, sell, acquire, and deal in any and all appliances for the manufacturing of machinery; and to manufacture and otherwise prepare and deal in and with any material, machinery, appliances or supplies necessary or incident to the manufacture of machinery, both at wholesale and retail; to own, hold, sell, manage and operate buildings, machinery, structures, appliances and other property, useful in the manufacture and disposal of machinery; to acquire, own, lease, occupy or develop any land containing coal, iron, manganese, oil and gas and other minerals; to construct bridges, buildings, engines, cars and other equipment; and to do and perform all other acts and things necessary or incidental to the purposes heretofore set out.

                  (b) To design, manufacture, assemble, sell, lease, license, distribute, install, service, import, export and otherwise deal in and with piston rings and all other kinds of articles used in the manufacture, repair or maintenance of all kinds of engines and motors, castings and forgings made of iron, steel or any other metals or substitutes therefor, metallic or other packings, and machines, machinery, devices, equipment, appliances, instruments, accessories, supplies and hardware of all kinds; to develop and perfect metals and processes of die castings; to design, make, sell and deal in and with all kinds of cast metal articles and parts; and generally to carry on any business relating to the production and working of metals and substitutes therefor.

                  (c) To manufacture, erect, build, furnish, equip, construct, inspect, repair, maintain, operate, buy, sell and deal in and deal with elevators, conveyors and all kinds of lifts, hoisting machinery and means and methods of vertical transportation and all other kinds of machinery and appliances, either as principal or through agents, including the acquisition by purchase, manufacture or otherwise and disposition of all materials, supplies, parts, machinery and other articles necessary or convenient for use in connection with and in carrying on the business herein mentioned, or any part thereof; to engage in the business of buying, selling and dealing with goods, wares and merchandise, machinery, apparatuses, devices and appliances used in, on or in connection with the manufacture, construction, installation, inspection, repairing and maintaining of elevators, conveyors, lifts and hoisting devices or machinery of any and of all kinds or otherwise; to manufacture, purchase or otherwise acquire, hold, own, mortgage, sell, assign and transfer, invest, trade, deal in and with any and all kinds of engines, dynamos, generators, pumps and any and all kinds of machinery, implements or articles of manufacture, and any and all kinds of mechanical apparatuses in any and all countries, domestic and foreign.

                  (d) To carry on the business of consulting and contracting engineers; to design and supervise the production, installation, operation and repair of and give advice concerning engines, machinery, plants, buildings, equipment, processes, appliances, methods and works and construction of all kinds whatsoever, and to undertake and perform contracts for the installation, management, construction and erection of the same.

                  (e) To purchase, acquire, own, lease, mortgage, establish, design, construct, install, equip, use, sell, develop, operate, improve, repair, manage, control and maintain factories, furnaces, shops, manufacturing plants, mills, converters, refineries, fuel plants, lining plants, laboratories, warehouse storage buildings, stores, buildings and all other works and conveniences necessary or incidental to carrying out the objects and purposes of this corporation.

                  (f) To carry on the business of mechanical and electrical engineers, iron and brass founders, iron masters, builders, contractors, millwrights, machinists, metallurgists, metal workers, iron and steel converters, smiths and manufacturers of and dealers in machinery, engines, motors, implements, appliances and things of every nature and kind.

                  (g) To carry on any business relating to the production and working of metals and the production, manufacture and preparation of any other metals which may be useful or conveniently combined with the manufacturing or engineering business of
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the company or any contracts undertaken by the company and either for the purpose only of such contracts or as an independent business.

                  (h) To prospect, drill and mine for, develop, produce, refine, transport, use, acquire, sell, lease, export, import and otherwise deal in and with, in the United States and elsewhere, petroleum, gas, and any and all other minerals and mineral products; to acquire, own, operate, and deal in and with oil, gas and mineral wells, refineries, mines, machinery, and transportation and other equipment and apparatus in connection therewith; to manage, control and exploit oil, gas and mineral interests and to collect the revenue arising therefrom; and, in connection with or to further all of the foregoing, to acquire, own, operate, develop, improve, manage, sell, transfer, assign or otherwise dispose of and deal in and with, in the United States and elsewhere, lands, claims, mines, contracts, leases and/or any other working, operating or other rights or interests in lands containing or believed to contain oil, gas or other mineral deposits, subject always to any limitations which may be imposed by the laws of the state or country where such property may be situated.

                  (i) To represent and act for corporations, partnerships and individuals as distributors, representatives, buying or selling agent or in any other capacity in connection with the manufacture, purchasing, sale or distribution or development of any and all kinds of commercial, industrial or business materials, matters or merchandise to the extent allowed by law.

                  (j) To subscribe for, receive, purchase, or otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, mortgage, assign, deposit, create trusts with respect to, deal in, exchange, sell and otherwise dispose of, alone or in syndicates or otherwise in conjunction with others, and generally deal in and with all or any of the following (hereinafter referred to collectively as "securities"), namely, all kinds of shares, stocks, voting trust certificates, trust certificates, bonds, mortgages, debentures, trust receipts, notes and other securities, obligations, contracts, certificates of interest, choses in action and evidences of indebtedness generally of any corporation, association, partnership, syndicate, entity, person, or governmental, municipal or public authority, domestic or foreign, and evidences of any interest therein or in respect thereto; to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates or otherwise, and irrespective of whether or not such securities are fully paid or subject to further payments or assessments; to issue in exchange therefor its own securities; and while the owner or holder of any such, to exercise all the rights, powers and privileges of ownership or interest in respect thereof, including the right to vote thereon and otherwise act with respect thereto; and to promote, manage, participate in and act as agent for any underwriting, purchasing or selling syndicate or group and otherwise to take part in and assist in any legal manner, by guaranty or otherwise, the purchase, sale, or distribution of any such securities.

                  (k) To apply for, purchase, or otherwise acquire any and all patents, patent rights, copyrights, licenses and privileges, inventions, improvements and processes, trademarks, trade names, labels, designs, and brands relating to or useful in connection with any business of the corporation, and to use, exercise, develop, grant licenses in respect of, sell, deal in and exchange the same.

                  (l) To acquire all or any part of the securities, good will, rights, property or assets of any kind and to undertake or assume the whole or any part of the obligations or liabilities of any corporation, association, partnership, syndicate, entity, or person located in or organized under the laws of any state, territory or possession of the United States of America or any foreign country, and to pay for the same in cash, stocks, bonds, debentures or other securities of this or any other corporation or otherwise, in any manner permitted by law, and to conduct in any lawful manner the whole or any part of any business so acquired.

                  (m) To enter into contracts with the Government of the United States of America, its territories or possessions and any and all agencies thereof, and with foreign governments, states and municipalities and any and all agencies thereof, or with any corporation, association, partnership, syndicate, entity or person located in or organized under the laws of any state, territory or possession of the United States of America or any foreign country.

                  (n) To acquire, purchase, own, hold, operate, develop, lease, mortgage, pledge, exchange, sell, transfer or otherwise invest, trade or deal in, in any manner permitted by law, real and personal property of every kind and description or any interest therein.

                  (o) To enter into any lawful arrangement for sharing profits, union of interest, reciprocal concession or cooperation with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal or public authority, domestic or foreign, located in or organized under laws of the State of Delaware, any and all other states, territories or possessions of the United States or any foreign country, in the carrying on of any business which the corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation.

                  (p) To conduct its business in all its branches at one or more offices and to carry on any one or more of the businesses set forth herein in the State of Delaware and in other states, territories and possessions of the United States of America and in any and all foreign countries, directly or by means of subsidiary, controlled or affiliated corporations.

                  In furtherance of and not in limitations of the general powers conferred by the laws of the State of Delaware and of the specific objects and powers hereinbefore set forth, it is expressly provided that the corporation shall also have the following powers and purposes:

                  (q) To issue any of the shares of its capital stock of any class now or hereafter authorized for such considerations permitted by law and upon such terms and conditions as to the Board of Directors may seem proper in its absolute discretion, and the stock so issued shall be fully paid and not liable to any further call or payment thereof; in the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of the property or other consideration received for the shares of capital stock shall be conclusive.

                  (r) In the course of its business, to guarantee or assume the payment of principal, dividends or interest of or on any shares of stock or notes, bonds or other securities of any other corporation, association, partnership, syndicate, entity or person whose stock, business or property shall be acquired or controlled in whole or in part by the corporation, and to use its name and credit for the benefit of said corporations, associations, partnerships, syndicates, entities or persons as may, to the Board of Directors, seem desirable.

                  (s) To borrow money, make, issue and sell, pledge or otherwise dispose of checks, drafts, bills of exchange, documents of title, bonds, debentures and other evidences of indebtedness of all kinds, whether secured by mortgage or otherwise, or not secured, and without limit as to amount, and also to secure the same by mortgage, pledge or otherwise; and to pledge or sell such bonds or securities as well as any bonds or securities held by it for any of its purposes on such terms and conditions and at such prices as the Board of Directors shall determine.

                  (t) To lend its funds and makes advances to any affiliated corporation, association, partnership, syndicate, entity or person, with or without security, and upon such terms as the Board of Directors may deem expedient.

                  (u) To do any and all things herein set forth as its objects to the same extent and as fully as a natural person might or could do as principal, agent, or otherwise, and by or through trustees, agents, subcontractors or otherwise as may be necessary or desirable, and to do everything necessary for or incidental to the accomplishment of any of its purposes or the attainment of any of its objects or the exercise of any of the powers herein enumerated or which it may lawfully possess. Nothing contained in this Certificate shall be deemed or construed to authorize the corporation to carry on in any other state, territory or foreign country any business contrary to the provisions of the laws thereof, or to carry on within the State of Delaware a surety or banking business or any other business not permitted by the laws of the State of Delaware to corporations organized under the General Corporation Law.

         FOURTH: The total number of shares of all classes of stock which the corporation is authorized to issue is 500,100,000; of which 500,000,000 shares, having a par value of $1 each shall be Common Stock; and 100,000 shares having a par value of $100 each shall be Preferred Stock, with or without voting powers, full or limited, and in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions in respect to each class of stock or series thereof as hereinafter provided.

                  (a) General. Except as may otherwise be expressly provided for herein or in any amendment hereto and subject to the provisions hereof, the Board of Directors shall have the authority to authorize and provide for the issue of the Preferred Stock or any one or more series thereof and, in the resolution or resolutions providing for the issue of any such stock adopted by the Board of Directors pursuant to the authority vested in it by the provisions hereof, shall state the designations, preferences and relative, participating, voting, optional or other special rights, and the qualifications, limitations or restrictions thereof. The Board of Directors shall also have the power to increase or decrease the authorized amount of any Preferred Stock or series thereof, but not in excess of the amount provided for in the first sentence of this Article Fourth, as may be authorized under the General Corporation Law of Delaware.
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                  (b) Dividends. The holders of the Preferred Stock or of any series thereof shall be entitled to receive dividends at such rates and on such conditions and at such times as shall be stated and expressed in the resolution or resolutions provided for the issue of such stock adopted by the Board of Directors as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, and cumulative or non-cumulative as shall be so stated or expressed. When dividends upon the Preferred Stock or any series thereof, if any, to the extent of the preference to which such stocks are entitled, shall have been paid or declared and set apart for payment, all dividends, whether in cash or in property or otherwise, as may be declared by the Board of Directors from time to time, shall be paid ratably and equally, share for share, on all the outstanding shares of the Common Stock.

                  (c) Voting Rights. The holders of the Preferred Stock or of any series thereof shall have such voting power, if any, not in excess of one vote for each share, and to such extent as may be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided. Unless otherwise stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided, the holders of the Preferred Stock or of any series thereof shall have no voting rights or voice whatsoever as holders of such stock in the affairs or management of the corporation or to notice of any meeting of stockholders, except as specifically required by law. Except to the extent that the Preferred Stock or any series thereof may also be granted the right to vote as set forth above, the holders of the Common Stock shall have the exclusive voting power and rights, one vote for each share, for all purposes. Any and all voting power of the Common Stock and of the Preferred Stock or any series thereof which may be granted voting power shall be exercised on a share for share basis; and no class of stock or series thereof shall be entitled to vote as a class or series on any matter, except as specifically required by law. The aggregate amount of the authorized Preferred Stock set forth in the first sentence of this Article Fourth may be increased or decreased solely by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

                  (d) Redemption or Repurchase.

                           (i) The Preferred Stock or any series thereof may be
made subject to redemption at such time or times and at such price or prices and on such other terms and conditions as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

                           (ii) The corporation may also at its election,
pursuant to authority granted by the Board of Directors at any time or from time to time, purchase for retirement at public or private sale all or any shares of the Preferred Stock or any series thereof upon the best terms reasonably obtained, but in no event at prices greater than the respective redemption prices of such stock. Any such stock so purchased for retirement is to be cancelled and is not to be reissued.

                           (iii) The corporation may also at its election,
pursuant to authority granted by the Board of Directors at any time or from time to time, purchase at public or private sale all or any shares of the Preferred Stock or any series thereof and/or any shares of Common Stock, to be held as treasury stock of the corporation or for reissue, at purchase prices in the case of the Preferred Stock or any series thereof no greater than the respective redemption prices thereof, and in the case of the Common Stock at such price or prices as the Board of Directors may from time to time deem reasonable.

                  (e) Liquidation Rights. The holders of the Preferred Stock or of any series thereof shall be entitled to such preferential or special rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided. All remaining available assets shall then be distributed, in cash or other property or both, ratably among the holders of the then outstanding Common Stock.

                  (f) Conversion Rights. Any preferred Stock or any series thereof may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rate of exchange and such adjustments as shall be stated and expressed or provided for in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

                  (g) Preemptive Rights. No holder of any of the stock of the corporation shall, as such holder, have any right to purchase or subscribe for any stock or warrants of any class or series thereof which the corporation may issue or sell, whether such stock or warrants are exchangeable for any shares of the corporation of any class or classes or series thereof, and whether such stock is issued out of the number of shares authorized by the certificate of incorporation of the corporation as originally filed or by any amendment thereof, or out of shares of the stock of the corporation acquired by it after the issue thereof; nor shall any holder of any of the stock of the corporation, as such holder, have any right to purchase or subscribe for any obligation, option or warrant which the corporation may issue or sell that shall be convertible into, or exchangeable for any shares of the stock of the corporation of any class or classes or series thereof, or to which shall be attached or shall appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner thereof the right to subscribe for, or purchase from the corporation, any shares of its stock of any class or classes or series thereof.

                  (h) Series A Junior Participating Preferred Stock. The designation and amount of the initial series of Preferred Stock and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" $100.00 par value, and the number of shares constituting such series shall be 45,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         Section 2. Dividends and Distributions

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00, or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 5, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the shareholders of the Corporation.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                           (ii) During any default period, such voting right of
the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the

Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                           (iii) Unless the holders of Preferred Stock shall,
during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President , a Vice-President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                           (iv) In any default period, the holders of Common
Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                           (v) Immediately upon the expiration of a default
period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

                  (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                           (i) declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividend or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                           (ii) declare or pay dividends on or make any other
distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration
any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of 1000 times $175 or 1000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per shares basis, respectively.

                  (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other Series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in share of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         Section 8. Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which could materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock voting separately as a class.

         Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

         FIFTH: The amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

         SIXTH: The existence of the corporation is to be perpetual.

         SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         EIGHTH: The number of directors of the corporation shall be such as from time to time may be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than three. Directors need not be stockholders. The Board of Directors shall have the general direction and management of the business and affairs of the corporation. The election of directors need not be by ballot.

         NINTH: (a) The Board of Directors shall have the power (i) to make, alter or amend the By-laws, subject only to such limitations, if any, as the By-laws of the corporation may from time to time impose; (ii) from time to time to fix and determine and to vary the amount to be reserved as working capital of the corporation and, before the payment of any dividends or making any distribution of profits, to set aside out of the surplus or net profits of the corporation such sum or sums as the said Board may from time to time in its absolute discretion think proper either as additional working capital or as a reserve fund to meet contingencies, or for the repairing or maintaining of any property of the corporation, or for such other corporate purposes as the Board of Directors shall think conducive to the interests of the corporation, subject only to such limitations, if any, as the By-laws of the corporation may from time to time impose, (iii) from time to time, to the extent now or hereafter permitted by the laws of the State of Delaware, to sell, lease, exchange, or otherwise dispose of any part of the property and assets of the corporation which the Board of Directors deems it expedient and for the best interests of the corporation to dispose of, or disadvantageous to continue to own, without assent of the stockholders by vote or otherwise; (iv) to issue or cause to be issued from time to time all or any part of the authorized Capital Stock of the corporation on such terms and for such consideration as the Board may determine in its discretion without obtaining the approval of the holders of any of the then outstanding Capital Stock; (v) from time to time to determine, pursuant to the provisions of the By-laws, whether and to what extent, and to what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have the right of inspecting any account, book or document of the corporation, except as conferred by statute, unless duly authorized so to do by a resolution of a majority of the stockholders or of the Board of Directors; (vi) pursuant to the written consent of the holders of a majority of the shares of stock issued and outstanding having voting power, or pursuant to the affirmative vote of the holders of a majority of stock issued and outstanding having voting power, given at a stockholders' meeting duly called for that purpose, to sell, lease, exchange, or otherwise dispose of all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as the Board of Directors deems expedient and for the best interests of the corporation; (vii) subject to the provisions of the laws of Delaware, to exercise any and all other powers, in addition to the powers expressly conferred upon by law and by this certificate which may be conferred upon the Board Directors by the corporation through appropriate By-law provisions.

                  (b) The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or resolutions or in the By-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

         TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed by this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs.

                  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         ELEVENTH: No contract, act or transaction of the corporation with any person, firm, or corporation shall be affected or invalidated by reason of the fact that any director or officer of the corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person, firm or corporation, provided that such interest or connection shall have been disclosed or known to the corporation. Any director of the corporation having any such interest or connection may, nevertheless, be counted in determining the existence of a quorum at any meeting of the Board or a committee which shall authorize any such contract, act or transaction and may vote thereon with full force and effect. No such officer or director nor any such person, firm, or corporation in or with which such director or officer is connected shall be liable to account to the corporation for any profit realized from or through any such contract, act or transaction.

         TWELFTH: The stockholders and directors shall have the power to hold their meetings if the By-laws so provide, and keep the books (except the original or duplicate stock ledger), documents and papers of the corporation, outside of the Sate of Delaware, and to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

         THIRTEENTH: The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by the Statutes of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

         FOURTEENTH: (A) In addition to any affirmative vote required by law or under any other provision of this Certificate of Incorporation, and except as otherwise expressly provided in Paragraph (B), any Business Combination with respect to a Related Person shall require the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Fourteenth as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (B) The provisions of Paragraph (A) of this Article Fourteenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation if:

                  (1) A definitive agreement or other arrangement to effectuate the Business Combination was approved by a majority of the directors of the corporation at a time when the Related Person who is a party to the Business Combination did not beneficially own, directly or indirectly, 5% or more of the outstanding shares of capital stock of the corporation; or

                  (2) Such Business Combination has been approved by a majority of the Continuing Directors; or

                  (3) All of the following conditions shall have been satisfied:

                  (a) The aggregate amount of the cash and the fair market value (as of the date of the consummation of the Business Combination) of other consideration to be received per share by holders of the common stock of the corporation ("Common Stock") in such Business Combination is no less than the higher of:

                           (i) the price per share equal to the Market Price of
Common Stock immediately prior to the announcement of such Business Combination, multiplied by the ratio of (a) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which the Related Person has theretofore paid for any of the shares of Common Stock already owned by it, to (b) the Market Price of the Common Stock immediately prior to the commencement of acquisition of Common Stock by such Related Person; or

                           (ii) the highest per share price (including brokerage
commission, transfer taxes and soliciting dealers' fees) paid by such Related Person for any shares of Common Stock acquired by it;

         provided, however, that, as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends, or other similar corporate actions.

                  (b) The aggregate amount of the cash and the fair market value (as of the date of consummation of the Business Combination) of other consideration to be received per share by holders of the preferred stock of the corporation ("Preferred Stock") in such Business Combination is no less than the highest of:

                           (i) the price per share equal to the Market Price of
Preferred Stock immediately prior to the announcement of such Business Combination, multiplied by the ratio of (a) a highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which the Related Person has theretofore paid for any of the shares of Preferred Stock already owned by it, to (b) the Market Price of the

Preferred Stock immediately prior to the commencement of acquisition of Preferred Stock by such Related Person; or

                           (ii) the highest per share price (including brokerage
commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person for any shares of Preferred Stock acquired by it; or

                           (iii) the highest preferential amount per share to
which the holders of shares of such class of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

         provided, however, that, as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends or other similar corporate actions.

         The provisions of this subsection (3)(b) shall apply with respect to every class of outstanding Preferred Stock, whether or not the Related Person has previously acquired any such Preferred Stock.

                  (c) The consideration to be received by holders of a particular class of outstanding Voting Shares in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the shares of such class of Voting Shares already owned by it. If the Related Person has purchased shares of any class of Voting Shares with varying forms of consideration, the form of consideration for such class of Voting Shares to be paid in the Business Combination shall be either cash or the form previously used by such Related Person to acquire the largest number of shares of such class of Voting Shares.

                  (d) After such Related Person has acquired ownership of not less than 15% of the then outstanding Voting Shares (a "15% Interest") and prior to the consummation of such Business Combination:

                           (i) the Related Person shall have taken steps to
ensure that the corporation's Board of Directors has included at all times representation by Continuing Director(s) proportionate to the ratio that the Voting Shares which from time to time are owned by Public Holders bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional Board position);

                           (ii) except as approved by a majority of the
Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether cumulative or not) on the outstanding Preferred Stock;

                           (iii) there shall have been no reduction in the rate
of dividends payable on the Common Stock except as necessary to ensure that a quarterly dividend payment does not exceed 8.75% of the net income of the corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a majority of the Continuing Directors;

                           (iv) such Related Person shall not have become the
beneficial owner of any newly issued shares of stock, directly or indirectly, from the corporation except upon conversion of convertible securities acquired by it prior to obtaining a 15% Interest or as a result of a pro rata stock dividend or stock split or except as may have been approved by a majority of the Continuing Directors.

                           (v) such Related Person shall not have become the
beneficial owner of any additional Voting Shares or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person acquiring its 15% Interest; and

                           (vi) such Related Person shall not have (A) received
the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance, or tax credits or other tax advantages provided by the corporation, (B) made any major change in the corporation's business or equity capital structure without the unanimous approval of the Continuing Directors, or (C) used any asset of the corporation as collateral, or compensating balances, directly or indirectly, for any obligation of such Related Person.

                  (e) a proxy or information statement responsive to the requirements the Securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares at least 30 days prior to the consummation of such Business Combination. Such proxy statement shall contain:

                           (i) at the front thereof, in a prominent place, any
recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing; and

                           (ii) if deemed advisable by a majority of the
Continuing Directors, an opinion of a reputable investment banking or appraisal firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the Public Holders (such investment banking or appraisal firm to be selected by a majority of the Continuing Directors, to be a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as agent for a Related Person, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the corporation of such opinion).

                  (C) For the purposes of this Article Fourteenth:

                  (1) A "person" shall mean any individual, firm, corporation or other entity.

                  (2) The term "Business Combination" shall mean:

                           (i) any merger or consolidation of the corporation or
any Subsidiary with or into (A) any Related Person or (B) any other corporation (whether or not itself a Related Person) which, after such merger or consolidation, would be an Affiliate of a Related Person; or

                           (ii) any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction or a series of transactions) to, by or with any Related Person of any assets of or to the corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more; or

                           (iii) the issuance or transfer by the corporation or
any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof); or

                           (iv) the adoption of any plan or proposal for the
liquidation or dissolution of the corporation proposed by or on behalf of a Related Person; or

                           (v) any reclassification of securities (including any
reverse stock split), recapitalization, reorganization, merger, or consolidation of the corporation with any of its subsidiaries, or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Related Person; or

                           (vi) any agreement, contract or other arrangement
providing for any of the transactions described herein.

                  (3) "Related Person" shall mean any person (other than the corporation or any Subsidiary; and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the corporation or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                  (a) is the beneficial owner, directly or indirectly, of not less than 15% of the Voting Shares; or

                  (b) is an Affiliate of the corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 15% of the then outstanding Voting Shares; or

                  (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the corporation which were at any time within two years prior to thereto beneficially owned by any Related Person, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (4) A person shall be the "beneficial owner" of any Voting
Shares:

                  (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially own, directly or indirectly; or

                  (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the corporation.

                  (5) "Public Holders" shall mean those holders of Voting Shares of the corporation who are not Related Persons.

                  (6) The outstanding Voting Shares shall include shares deemed owned through application of Section (4) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (7) "Continuing Director" shall mean a member of the Board of Directors of the corporation who was first elected or appointed to the Board prior to the date as of which any Related Person became a Related Person and any successor to a Continuing Director who is unaffiliated with such Related Person and who was recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

                  (8) In the event of any Business Combination in which the corporation survives, the phrase "other consideration to be received" as used in sections (3)(a) and (b) of Paragraph (B) shall include the Voting Shares of the corporation retained by its Public Holders.

                  (9) "Affiliate" and "Associate" shall have their respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

                  (10) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulators under the Securities Exchange Act of 1934, as in effect on January 1, 1983) is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of a Related Person set forth in Section (3) of this Paragraph (C), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                  (11) "Market Price" shall mean, with respect to any class of stock, the highest closing sale price, during the 30-day period immediately preceding the date in question, of a share of such stock on the New York Stock Exchange; or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing bid quotation, during the 30-day period immediately preceding the date in question, of a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any such system then in use; or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors.

                  (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article Fourteenth on the basis of information known to them:

                  (a) the number of Voting Shares beneficially owned by any person,

                  (b) whether a person is an Affiliate or Associate of another,

                  (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in sections (4)(b) and
(c) of paragraph (C), and

                  (d) whether the assets subject to any Business Combination have an aggregate fair market value of $1,000,000 or more.

                  (E) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of Incorporation or the By-laws of the corporation), any amendment, alteration, change or repeal of this Article Fourteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting shares; provided, however, that this Paragraph
(E) shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Continuing Directors or, in the event there is no Related Person at the time such amendment, alteration, change, or repeal is under consideration, by the majority vote of the Board of Directors.

                  (F) Nothing contained in this Article Fourteenth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         FIFTEENTH:(A) (1) Except as otherwise expressly provided in paragraph
(A)(2) below, any purchase by the corporation, or any subsidiary of the corporation, of Voting Shares (as hereinafter defined) from a person or persons known by the corporation to be an Interested Stockholder (as hereinafter defined) at a per share price in excess of the Market Price (as hereinafter defined) at the time of such purchase of the shares so purchased, shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding Voting Shares not beneficially owned by the Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (2) The provisions of Paragraph (A)(1) of this Article Fifteenth shall not be applicable to any purchase of Voting Shares, if such purchase is pursuant to (i) an offer, made available on the same terms, to the holders of all of the outstanding shares of the same class of those purchased or
(ii) a purchase program effected on the open market and not the result of a privately-negotiated transaction.

         (B) (1) In the event that there shall exist a Substantial Stockholder (as hereinafter defined) of the corporation and such existence shall be known or made known to the corporation in advance of a meeting of stockholders at which directors will be elected, each holder of Voting Shares shall be entitled, in connection with any vote taken for such election of directors, to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's Voting Shares multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit.

                  (2) In connection with any election of directors in which stockholders are entitled to cumulative voting:

         (a) The Board of Directors shall appoint a committee (the "Committee") consisting of three Directors.

         (b) The Committee shall send to all stockholders of the corporation entitled to vote in the election of directors at least 90 days in advance of such election a written notice informing stockholders (i) that the cumulative voting provisions of this Article will be in effect, (ii) that persons meeting the eligibility requirements of subparagraph (B)(2)(c) may submit nominations to the Committee, if such nominations are received at least 60 days in advance of the election and contain relevant information concerning the nominee, including all information required to be included in a proxy statement under the Securities and Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), and the nominee's consent to be nominated, and (iii) as to the time, place and date of the meeting at which such election will be held.

         (c) The Committee will review all nominees, and the corporation's proxy materials being prepared in connection with such meeting will include information relating to, and afford stockholders the opportunity to vote for, all nominees who are included by the Committee in the corporation's proxy materials. The Committee shall be required to include in such proxy materials at least one nominee of each stockholder or group of stockholders who beneficially own Voting Shares with a Market Price (as herein defined) of at least $250,0000 at the time notice of such meeting is sent to stockholders and who submit the information required with respect to such nominee under subparagraph (B)(2)(b). The Committee may include more than one nominee of such person or persons, provided that the number of nominees included by the Committee which are submitted by any one person or group of persons may not exceed the number of directors to be elected at such a meeting.

         (d) The corporation's proxy statement and other communications with respect to the election shall contain, on an equal basis and at the expense of the corporation, descriptions and other statements of or with respect to all nominees for election which qualify under the procedures set forth in this Article.

                  (3) If necessary to assure that the provisions of this Paragraph (B) are fairly applied and complied with, the Board of Directors may postpone any meeting of stockholders to which this Article would apply for such period of time as shall be necessary to permit the Committee to perform its responsibilities hereunder.

                  (4) Notwithstanding any other provision which may be contained from time to time in this Certificate of Incorporation or the by-laws of the corporation concerning the manner in which the size of the Board of Directors of the corporation may be established or changed, in the event that a person becomes a Substantial Stockholder, the number of directors at the time such person becomes a Substantial Stockholder shall remain fixed and may not be changed by the Board of Directors or the stockholders until such time as such person is no longer a Substantial Stockholder.

         (C) For purposes of this Article Fifteenth:

                  (1) "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary; and other than any profit sharing, employee stock ownership, or other employee benefit plan of the corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                  (a) is the beneficial owner, directly or indirectly, of not less than 5% of the Voting Shares and has been such a beneficial owner for less than four years; or

                  (b) is an Affiliate of the corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, for a period of less than four years of not less than 5% of the then outstanding Voting Shares; or

                  (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (2) The term "Substantial Stockholder" shall mean any person (other than the corporation or any Subsidiary; and other than any profit sharing, employee stock ownership or other employee benefit plan of the corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which is the beneficial owner, directly or indirectly, of not less than 40% of the Voting Shares.

                  (3) For the purpose of determining whether a person is an Interested Stockholder or a Substantial Stockholder, the number of Voting Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of subparagraph (4) of Paragraph (C) of Article Fourteenth, but shall not include any other Voting Shares that may be issuable pursuant to any agreement, or upon exercise of conversion rights, warranties or options, or otherwise.

                  (4) For purposes of this Article Fifteenth, the terms "Voting Shares," "beneficial owner," "person," "Affiliate," "Associate," "Subsidiary," and "Market Price" shall have the meanings set forth in Article Fourteenth of this Certificate of Incorporation, except that "Market Price" shall mean the last closing sale price or the last closing bid quotation immediately preceding the date in question instead of the highest closing sale price or the highest closing bid quotation during the 30-day period immediately preceding the date in question; and

                  (D) The Board of Directors shall have the power and the duty to determine for the purposes of this Article Fifteenth (a) whether the provisions of the Article are applicable to a particular transaction, (b) whether a person is an Interested Stockholder or a Substantial Stockholder, (c) the number of Voting Shares or other securities beneficially owned by any person, (d) whether a person is an Affiliate or Associate of another, (e) what the Market Price is and whether a price is above the Market Price as of a given date, and (f) whether any person nominating directors in accordance with Paragraph B.2. beneficially owns Voting Shares with an aggregate Market Price of at least $250,000.

                  (E) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the corporation), any amendment, alteration, change or repeal of this Article Fifteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares; provided, however, that this Paragraph E shall not apply to and such 80% vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Board of Directors and at the time such amendment, alteration, change or repeal is under consideration there is, to the knowledge of the Board of Directors, neither an Interested Stockholder nor a Substantial Stockholder.

         SIXTEENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                  Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the corporation), any amendment, alternation, change or repeal of this Article Sixteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares; provided, however, that such 80% vote of the then outstanding vote shall not required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Board of Directors and at the time such amendment, alteration, change or repeal is under consideration there is, to the knowledge of the Board of Directors, neither an Interested Stockholder nor a Substantial Stockholder.

         SEVENTEENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

                  4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation in accordance with Section 245 of the General Corporation Law of Delaware.

                  5. The capital of the corporation will not be reduced under or by reason of this Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, Dover Corporation has caused this certificate to be duly executed by its Vice President and Secretary thereunto duly authorized and its corporate seal to be hereunto affixed the 29 day of July, 1998.

                                                DOVER CORPORATION

                                                By: /s/ Robert G. Kuhbach
                                                    Vice President and Secretary